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                                                                    Exhibit 11.1

                              ACRES GAMING INCORPORATED

                          COMPUTATION OF EARNINGS PER SHARE


                                                                                  For the Year Ended June 30
                                                                                  --------------------------

                                                                            1996             1995            1994
                                                                          -----------------------------------------------

Net Loss                                                                  ($1,641,000)    ($2,505,000)     (2,598,000)
                                                                          ------------    -------------    ------------


Weighted Average Number of Common Shares Outstanding                       7,552,000        7,145,000       6,629,000


Effect of Common Stock Equivalents                                            *                *               *
                                                                          ------------    ------------      ------------

Weighted Average Number of Common Shares Outstanding                       7,552,000        7,145,000        6,629,000
                                                                          ------------   -------------       -----------
                                                                          ------------   -------------       -----------

Net Loss Per Share                                                            ($0.22)        ($0.35)            ($0.39)
                                                                          ----------     ----------           ----------
                                                                          ----------     ----------           ----------

 *Effect of common stock equivalents is anti-dilutive and therefore not included.